ASIA UNITED NATIONS DEVELOPMENT AUTHORITY CO.,LTD
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BIO- RESTOLIZER PROJECT

This agreement is made on December 16,2006 between Asia united Nations Development Authority Ltd (referred First Party) and One Million Net Inc (USA) (referred Second Party)
Both parties agree on the following.
The First party will use the first investment of $50.000 from One Million Net Inc in feasible study of this Bio-restolizer project in Thailand, Based on Green Carica Papaya powder and dextrose powder A food supplement good for general heath The initial production will be by the end of April 2007 With a capacity of 10.000 boxes net weight 90g (3g x30 sachets) each box par month, and to reach the capacity of 100,000 boxes in one year from the start. The First Party agrees to appoint the Second Party to be the sole agent for the entire world except Japan.
If any problems arises the Parties shall settle such problems in amicable and in good faith
The Second Party confirms and agrees all the terms and conditions of the First Party
IN WITNESS WHEREOF, this Agreement has been execute in Duplicate and each party retain one of the execute copies respectively.

Second Party
One Million Net Inc
350 fifty Avenue Suite 4304
New York NY 1011

Signature

Lord Dr. Masaaki Ikawa
President

First Party
Asia United Nations Development Authority Ltd
445 Building Bond street Rd Pakkred
Nonthaburi Thailand

Signature

Dr.Simeone Piero
President